EX-33.4
(logo) Principal Global Investors


Principal Global Investors

MANAGEMENT'S ASSERTION ON
COMPLIANCE WITH REGULATION AB CRITERIA


For Wells Fargo Bank, National Association, as Master Servicer


Principal Global Investors, LLC, in its capacity as Primary Servicer (the "Asserting Party") is responsible for assessing compliance for the transactions listed on Attachment A for the period January 1, 2008 through December 31, 2008, except as noted on Attachment A (the "Reporting Period") with the servicing criteria set forth in Title 17, Section 229.1122(d) of the Code of Federal Regulations (the "CFR"), except for the criteria set forth in Sections 229.1122(d)(1)(ii)-(iii), 229.1122(d)(3)(i)-(iv), 229.1122(d)(4)(ix), and
229.1122(d)(4)(xv), in the CFR, which the Asserting Party has concluded are not applicable to the servicing of the transactions listed on Attachment A, backed by commercial mortgage loans and primarily serviced by the Asserting Party (the "Applicable Servicing Criteria").

The Asserting Party has assessed compliance with the Applicable Servicing Criteria for the Reporting Period and has concluded that the Asserting Party has complied, in all material respects, with the Applicable Servicing Criteria for the transactions listed on Attachment A backed by commercial mortgages primarily serviced by the Asserting Party.

Ernst & Young LLP, an independent registered public accounting firm, has issued an attestation report on the assessment of compliance with the Applicable Servicing Criteria for the Reporting Period as set forth in this assertion.


Principal Global Investors, LLC, as Primary Servicer


By: /s/ Steven Johnson
Steven Johnson
Managing Director

Date:  2-16-09


801 GRAND AVENUE, Des Moines, IA USA 50392-0490

A member of the Principal Financial Group


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Attachment A

Commercial Mortgage Pass-Through Certificates
Wells Fargo Bank, National Association, as Master Servicer

Series 1999-LIFE1 dated August 1, 1999
Series 2000 LIFE1 dated March 1, 2000
Series 2000-PRIN  dated September 1, 2000
Series 2000-LIFE2 dated October 1, 2000
Series 2001-TOP1  dated February 1, 2001
Series 2001-TOP2  dated May 1, 2001
Series 2001-TOP3  dated July 1, 2001
Series 2001-TOP4  dated November 1, 2001
Series 2001-TOP5  dated December 1, 2001
Series 2002-TOP6  dated March 1, 2002
Series 2002-TOP7  dated June 1, 2002
Series 2002-TOP8  dated October 1, 2002
Series 2003-Top9  dated February 1, 2003
Series 2003-Top10 dated April 1, 2003
Series 2003-Top11 dated August 1, 2003
Series 2003-Top12 dated October 1, 2003
Series 2004-Top13 dated February 1, 2004
Series 2004-Top14 dated April 1, 2004
Series 2004-IQ7   dated May 1, 2004
Series 2004-Top15 dated July 1, 2004
Series 2004-IQ8   dated August 1, 2004
Series 2004-Top16 dated November 1, 2004
Series 2005-Top17 dated January 1, 2005
Series 2005-IQ9   dated February 1, 2005
Series 2005-Top18 dated April 1, 2005
Series 2005-PWR8  dated June 1, 2005
Series 2005-Top19 dated July 1, 2005
Series 2005-PWR9  dated September 2005
Series 2005-Top20 dated October 1, 2005
Series 2005 HQ7   dated November 1, 2005
Series 2005 PWR10 dated December 1, 2005
Series 2006-Top21 dated January 1, 2006
Series 2006 PWR11 dated March 1, 2006
Series 2006-Top22 dated April 1, 2006
Series 2006 PWR12 dated June 1, 2006
Series 2006-Top23 dated August 1, 2006
Series 2006-HQ9   dated August 1, 2006
Series 2006 PWR13 dated September 1, 2006
Series 2006-Top24 dated October 1, 2006
Series 2006 PWR14 dated December 1, 2006
Series 2007 Top25 dated January 30, 2007
Series 2007 PWR15 dated March 29, 2007
Series 2007 Top26 dated April 18, 2007
Series 2007 PWR16 dated June 27, 2007
Series 2007 Top27 dated July 30, 2007
Series 2007 PWR17 dated September 27, 2007
Series 2007 Top28 dated October 25, 2007
Series 2007 PWR18 dated December 27, 2007
Series 2008 Top29 dated February 29, 2008